Exhibit 99.1

(SEAL OF: Court of Chancery State of Delaware)	GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DOLLAR THRIFTY SHAREHOLDER LITIGATION	: : : :	Consolidated C.A. No. 5458-VCS

[PROPOSED] ORDER FOR NOTICE AND SCHEDULING OF HEARING ON
MOTION FOR CLASS CERTIFICATION

AND NOW, this ______ day of August 2010, upon consideration of plaintiffs’ Motion for Class Certification,

IT IS HEREBY ORDERED as follows:

1. Pursuant to Court of Chancery Rules 23(a), 23(b)(1) and (b)(2), the above-captioned consolidated action shall be temporarily maintained as a class action, without the right of any class members to opt out, on behalf of a class consisting of all record holders and beneficial owners of common stock of Dollar Thrifty Automotive Group Inc. (the “Company”), on any day during the period from April 25, 2010 to and including the date of the consummation or termination of the agreement and plan of merger entered into by the Company and Hertz Global Holdings, Inc., but excluding defendants Thomas P. Capo, Maryann N. Keller, Edward C. Lumley, Richard W. Neu, John C. Pope, Scott L. Thompson, Dollar Thrifty, Hertz, HDTMS, Inc., and their respective affiliates (the “proposed Class”).  The named plaintiffs are temporarily certified as class representatives, and their counsel, Bernstein Litowitz Berger & Grossman, LLP, Bouchard Margules & Friedlander, P.A., Barroway Topaz Kessler Meltzer & Check, LLP, and Grant & Eisenhofer P.A., are temporarily certified as class counsel.

2. A hearing (the “Hearing”) shall be held in the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware, 19801, on August 25, 2010, at 9:30 a.m. (or at such later time as the Court may order) to determine whether the proposed Class should be finally certified and whether class plaintiffs and counsel for the class plaintiffs can adequately represent the Class.  The Hearing is subject to adjournment at the discretion of the Court.

3. The Court approves, in form and content, the notice annexed as Exhibit A to this Order (the “Notice”) and finds that the publication of the Notice, as described in paragraphs 4 and 5 below, and approved herein, comports with the requirements of Rule 23 of the Rules of this Court and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice of the Hearing and all other matters referred to in the Notice to all persons entitled to receive such Notice.  The Company shall, no later than five (5) days before the Hearing, file an appropriate affidavit of proof of publication with respect to the Notice.

4. Within three (3) business days of the date of this Order, the Company shall cause a copy of the Notice, substantially in the form attached as Exhibit A to this Order, to be published by means of: (i) a Form 8-K filing with the SEC that includes a copy of the Notice and the Order; and (ii) the posting of the Notice and the Order on the Company’s website, which shall remain available thereon until the date of the Hearing.

5. At least seven (7) calendar days prior to the Hearing, the Company shall cause a copy of the Notice, substantially in the form attached as Exhibit A to this Order, to be mailed by United States mail, postage prepaid, to all members of the proposed Class at their last known address appearing in records maintained by or on behalf of the Company.  All members of the proposed Class who are not also the beneficial owners of the shares shall forward the Notice to the beneficial owners of those shares.

6. Any member of the proposed Class who objects to final certification of the Proposed Class may appear in person or by counsel at the Hearing and show cause why class certification should not be granted; provided, however, that no person other than counsel for the proposed Class plaintiffs and counsel for the defendants in this action shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court, unless not later than one (1) business day prior to the Hearing, such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Court; and (d) the grounds therefor or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider.  Such filings shall be served simultaneously upon the following counsel:

Joel Friedlander, Esquire Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, DE 19801	Raymond J. DiCamillo, Esquire Richards Layton & Finger, P.A. One Rodney Square 920 North King Street Wilmington, DE 19801
Matthew E. Fischer, Esquire Potter Anderson & Corroon LLP 1313 N. Market Street Hercules Plaza – 6th Floor P.O. Box 951 Wilmington, DE 19899

Unless the Court otherwise directs, no person shall be entitled to object to the adequacy of the representation of the Class by class plaintiffs and counsel for the class plaintiffs except by serving and filing a written objection and supporting papers and documents as described in this paragraph.  Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

___________________________________
Vice Chancellor Leo E. Strine, Jr.

This document constitutes a ruling of the court and should be treated as such.
Court:	DE Court of Chancery Civil Action
Judge:	Leo E Strine
File & Serve Transaction ID:	32568151
Current Date:	Aug 10, 2010
Case Number:	5458-VCS
Case Name:	CONF ORD ON DISC CONS W/ 5456, 5471, 5469, 5487 In Re Dollar Thrifty Shareholder Litigation
Court Authorizer:	Leo E Strine
/s/ Judge Leo E Strine